Q1 2022 Letter to Shareholders May 5, 2022 | yelp-ir.com

First Quarter 2022
Financial Highlights

- **Net revenue was $277 million, up 19%** from the first quarter of 2021 and $7 million above the high end of our first quarter business outlook range, driven primarily by growth in Advertising revenue as we executed our strategic initiatives.
- **Net loss was ($1) million, or ($0.01) per diluted share,** compared to Net loss of ($6) million, or ($0.08) per diluted share, in the first quarter of 2021.
- **Adjusted EBITDA[1] was $48 million,** an increase of $4 million, or 10%, compared to the first quarter of 2021 and $3 million above the high end of our first quarter business outlook range. Adjusted EBITDA margin[1] decreased two percentage points to 17% from the first quarter of 2021.
- **Cash provided by operating activities was $60 million during the first quarter,** and we ended the quarter with Cash and cash equivalents of $465 million.
- **In the first quarter we repurchased approximately 1.5 million shares** at an aggregate cost of $50 million.
- **We believe our first quarter results demonstrate a strong start to our plan for the year.** We currently expect Net revenue will be towards the high end of the range of our previously disclosed outlook of $1.16 billion to $1.18 billion in 2022.



Net revenue
+19%
$232M
$277M
1Q21
1Q22
Net loss
1Q21
1Q22
-$6M
-$1M
+84%
Adjusted EBITDA[1]
+10%
$44M
$48M
Margin
19%
17%
1Q21
1Q22
Paying Advertising Locations
+9%
503k
546k
1Q21
1Q22
Services
RR&O
Ad Clicks, y/y
+4%
1Q21
1Q22
Average CPC, y/y
+17%
1Q21
1Q22

Note: Reported figures are rounded; the year-over-year percentage changes are calculated based on reported financial statements and metrics.

[1] Refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented to the most directly comparable GAAP measures.

2
22
Yelp Q1 2022

Ye lp Q 1 20 22 3 22 Dear fellow shareholders, Yelp extended its track record of consistent execution of its strategic plan in the first quarter of 2022, driven by increased demand for its expanded portfolio of ad products. With growth across a broad range of categories, we are pleased with this strong start to the year and early progress on our new initiatives. We delivered record Advertising revenue from Services businesses and accelerated the year-over-year recovery in revenue from Restaurants, Retail & Other (“RR&O”) businesses. Our Multi-location and Self-serve channels continued to lead our growth, which again increased as a share of Advertising revenue. As a result of this progress, Net revenue increased by 19% year over year to reach a quarterly record. These results reaffirm the strength and breadth of both our platform and our initiatives amid a volatile environment, providing us with continued confidence in our ability to deliver on our plan to drive profitable growth in 2022. Net revenue increased by 18% year over year +18% Advertising Revenue by Category Advertising Revenue by Sales Channel SMB 2021 2021 $977M $985M $513M $608M $464M $377M 2019 2019 62% 53% 17% 24% 27% 10% Restaurants, Retail & Other Services Multi-Loc LocalSelf-serve Net revenue reached a quarterly record +19% $232M 1Q21 $257M $269M $273M $277M 3Q212Q21 4Q21 1Q22

Q1 Results

In the first quarter, our strategic initiatives propelled our business forward as we continued to connect people with great local businesses. Defying historical seasonal trends, **Net revenue increased by 1% from the fourth quarter and by 19% year over year to $277 million**, $7 million above the high end of our outlook range. Net loss improved by $5 million year over year to ($1) million even as we increased our strategic investments in product and marketing to drive incremental revenue growth, while Adjusted EBITDA increased by 10% year over year to $48 million, $3 million above the high end of our outlook range.

This strong revenue growth was driven by year-over-year increases in both Paying Advertising Locations and average revenue per location. Paying Advertising Locations increased by 3% from the fourth quarter and by 9% year over year to reach a pandemic high of 546,000. **Advertising revenue from Services businesses increased by 14% year over year to a quarterly record of $160 million**, reflecting record average revenue per location. At the same time, **Advertising revenue from RR&O businesses continued to recover, increasing by 27% year over year**, led by increases in both Paying Advertising Locations and average revenue per location. Revenue from RR&O categories in the first quarter remained 15% below the pre-pandemic fourth quarter of 2019, which we believe represents an opportunity for further recovery.

We also made further progress on our initiative to drive sales through our most efficient channels. Self-serve channel revenue increased by more than 30% year over year to reach a new quarterly record, while Multi-location channel revenue increased by approximately 35% year over year.

Paying Advertising Locations reached a pandemic high


Paying Advertising Locations
546k
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22

Services revenue reached a quarterly record


Services Advertising Revenue
+14%
$141M
$153M
$157M
$157M
$160M
1Q21
2Q21
3Q21
4Q21
1Q22

RR&O revenue continued its year-over-year recovery


RR&O Advertising Revenue
+27%
$81M
$92M
$100M
$104M
$103M
1Q21
2Q21
3Q21
4Q21
1Q22

4
22
Yelp Q1 2022

Initiatives to drive long-term, profitable growth

In the first quarter, our teams remained focused on advancing our investment priorities, which are designed to drive sustainable and profitable growth over the long term through an elevated pace of product innovation.

Grow quality leads and monetization in Services

In the first quarter, we continued to focus on differentiating and improving the Services product experience on Yelp for both consumers and businesses. Demand for access to our large and valuable audience remained robust: growth in **Advertising revenue growth from Services businesses accelerated compared to the fourth quarter, reaching 14% year over year and 38% from the first quarter of 2019**. Continued strength in Home Services underpinned this performance as revenue from this category grew at a compound annual growth rate of approximately 20% since the first quarter of 2019.

Driving more high-quality leads to Services businesses remains a major focus for 2022. Following their implementation in the first quarter, enhancements to reduce friction in the Request-a-Quote flow and improvements to back-end matching yielded increases in submitted projects as well as consumer responses, which are an important indicator of lead quality. **After experiencing heightened demand in 2021, in the first quarter of 2022 Request-a-Quote requests were more than 30% above 2019 levels**, but remained relatively flat year over year as U.S. consumer spending shifted to other categories. Looking ahead, we continue to see opportunities to improve the end-to-end Request-a-Quote experience. We are also experimenting with new ways for Services businesses to distinguish themselves on Yelp and better connect with consumers.

Advertising revenue growth from Services businesses accelerated

Services Advertising Revenue


+38%
+14%
$116M
$133M
$141M
$160M
1Q19
1Q20
1Q21
1Q22

Driving high-quality leads to Services businesses

Request-a-Quote


9:41
Penelope's request
Hi there, please respond with a price estimate. Here are my answers to Yelp's questions regarding my project:
What kind of service do you need done?
Landscaping
What specific landscaping need to you have?
Lawn care / maintenance
What is the work area?
Front yard
How large is your area?
1,000 – 5,000 sq ft
What do you want done?
Trim trees or shrubs
How would you like to respond?
Send estimate and availability
Customers are more likely to respond
Need more information
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5 / 22
Yelp Q1 2022

Ye lp Q 1 20 22 6 22 Drive sales through the most efficient channels Revenue from our Self-serve and Multi-location channels reached 46% of Advertising revenue in the first quarter, reflecting our more efficient acquisition of customers and contributing to our record quarterly Advertising revenue. Marketing investments as well as improvements to the claim and ads purchase flows, such as targeted budget recommendations, contributed to record Self-serve customer acquisition in the first quarter. In fact, our overall acquisition of small and medium-sized business customers returned to pre-pandemic levels in March despite having half as many Local sales reps. Many of the new tools and controls we’ve added to the business owner platform have resonated well with Self-serve advertisers, as evidenced by another quarter with a strong retention rate of non-term advertiser budgets (“NTC retention rate”). As a result of these trends, Self-serve revenue increased by more than 30% year over year to reach a new record in the first quarter. In recent years, our product and engineering teams have built a robust portfolio of ad products and attribution solutions to address the needs of multi-location advertisers both on and off Yelp. At the same time, our Multi-location sales team has strengthened our customer relationships, helping our RR&O clients navigate the impact of the ongoing pandemic as well as labor and supply chain headwinds. While many of these challenges continued in the first quarter, our Multi-location channel gained momentum: year-over-year revenue growth from this channel accelerated from the fourth quarter to more than 35%, and Paying Advertising Locations reached their highest level since the beginning of the pandemic. Self-serve revenue reached a new record Self-serve Revenue 1Q21 2Q21 3Q21 4Q21 1Q22 +30% Year-over-year Multi-location revenue growth accelerated Multi-location Revenue 1Q21 2Q21 3Q21 4Q21 1Q22 +35%

Deliver more value to advertisers

In the first quarter, our product and engineering teams continued to improve the efficiency of our ad system to better match consumers with the right advertisers. **Ad Clicks increased by 4% year over year while Average Cost-per-click ("CPC") increased by 17% year over year.** Growth in Average CPC outpaced growth in Ad Clicks due to higher advertising demand than consumer engagement, particularly in Services. We believe this was driven by a combination of macro conditions, including inflation. Despite this, **the quarter marked another record in our NTC retention rate**, demonstrating our continued ability to deliver even more relevant, high-quality ad clicks to advertisers.

Overall, we believe that Yelp's broad-based local ad platform and dynamic auction system are well equipped to respond to shifts in consumer demand across categories as they occur. At the same time, we remain focused on delivering value to our advertisers through our portfolio of initiatives.

Percentage Change in Ad Clicks and Average CPC, Y/Y


Ad Clicks
87%
28%
14%
4%
-8%
1Q21
2Q21
3Q21
4Q21
1Q22
Average CPC
17%
7%
-3%
-1%
-20%
1Q21
2Q21
3Q21
4Q21
1Q22

7
22
Yelp Q1 2022

Enhance the consumer experience

The significant progress we have achieved in building our product development teams, introducing business-facing products and improving monetization has positioned us to increase our focus on the consumer experience in 2022. We are investing in a broad set of product and marketing initiatives designed to expand Yelp's trusted content and drive targeted user engagement and growth.

In the first quarter, **we partnered with Hazel Analytics to broaden our health scores program**, which provides consumers with access to public health inspection information for restaurants directly on Yelp, empowering them to make more informed decisions. More recently, **we also introduced new eco-friendly business attributes**, such as "EV charging station available" and "Provides reusable tableware," to make it easier for consumers to find and support businesses that align with their values. In addition to expanding the useful and reliable information available on Yelp, **we also entered into a new data licensing partnership that extended the reach of our trusted content to Uber users**.

Bringing the user experience on our Android app to parity with the iOS experience presents an opportunity to drive greater levels of user engagement and monetization. In the first quarter, **our teams significantly improved the map view search experience on our Android app and executed several back-end improvements**, resulting in a 20% increase in Android ad clicks following their implementation in March 2022. We have also resumed investing in consumer performance marketing, which contributed to Android app installs returning to near pre-pandemic levels in March. Looking ahead, as we bring the Android experience closer to that of iOS, we expect that the improved consumer experience will also improve the return on our marketing investment.

Health scores program empowers consumers to make more informed decisions


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Info
Explore the Menu
www.darwinsdiner.com
Health Score: 95
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More info
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Improved map view search experience on the Android app


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1. Kitchen Social

8
22
Yelp Q1 2022

Ye lp Q 1 20 22 9 22 Investing for growth We continue to see a broad set of opportunities to drive significant returns and shareholder value over the long term. The structural changes we made in recent years transformed Yelp into a more efficient business, even as we’ve invested in our strategic initiatives. As such, we plan to continue prioritizing investments that we believe will drive profitable growth over the long term, including product development and marketing. Our flexible operating posture and disciplined focus on the returns on our investments position us to lean into the broad set of growth opportunities ahead. For example, in the first quarter, we increased our marketing efforts, which contributed to record Self-serve customer acquisition. In addition, we have invested in driving incremental growth through our off-platform solution for Multi-location advertisers, Yelp Audiences, which has broadened our product portfolio and expanded our total addressable market to include non-location based advertisers. Prudent capital allocation Returning capital to shareholders through share repurchases remains an important element of our overall capital allocation strategy. In the first quarter, we repurchased $50 million worth of shares at an average purchase price of $34.14, resulting in an aggregate of more than $1 billion returned to shareholders. As of the end of the first quarter, we had $182 million remaining under our existing repurchase authorization. We plan to continue repurchasing shares, subject to market and economic conditions. Authorization Date Prudent Capital Allocation Total Repurchase Authorization $1.2B Completed as of March 31, 2022 Remaining Authorization $200M Jul ‘17 Nov ‘18 Feb ‘19 Jan ‘20 $250M $250M $250M $250M Aug ‘21

Ye lp Q 1 20 22 10 22 In summary, Underlying our first quarter results was our commitment to connecting people with great local businesses and the consistent execution of our strategic plan. Though the macro environment remains uncertain, we believe that our broad-based local ad platform is well positioned to adjust to changes in demand. Yelp has continually overcome challenges posed by the COVID-19 pandemic and other macro headwinds by staying focused on our strategic initiatives. We are a stronger company because of this, and we are excited about the opportunities ahead to deliver long-term shareholder value. Sincerely, Jeremy Stoppelman David Schwarzbach

First Quarter 2022
Financial Review

Revenue

Net revenue was $277 million in the first quarter of 2022, a 19% increase from the first quarter of 2021. Net revenue was $7 million above the high end of our first quarter business outlook range.


Net revenue
+19%
$232M
$277M
1Q21
1Q22

Advertising revenue was $263 million in the first quarter of 2022, up 19% from the first quarter of 2021, driven by higher aggregate customer spend as a result of an improved NTC retention rate and an increase in Paying Advertising Locations in our RR&O categories. RR&O Paying Advertising Locations increased as these businesses were able to operate at a greater capacity compared to the year-ago period.

Transactions revenue was $3 million in the first quarter of 2022, down 16% from the first quarter of 2021, primarily due to a lower volume of food takeout and delivery orders as restaurants' dine-in capacity increased compared to the prior-year period. The decrease was partially offset by an increase in the per-order transaction fee from Grubhub following the renewal of our partnership in March 2022.

Other revenue was $10 million in the first quarter of 2022, up 62% from the first quarter of 2021, primarily reflecting the continued growth of our Yelp Fusion program. The increase also reflects lower COVID-19 relief incentives — mainly in the form of waived fees — for our subscription product customers in the current-year period.

	Three Months Ended March 31,	
	2022	2021
Net revenue by product:		
Advertising revenue by category[1]:		
Services	$ 160,263	$ 140,687
Restaurants, Retail & Other	102,974	81,300
Advertising	263,237	221,987
Transactions	3,180	3,804
Other	10,211	6,305
Total net revenue	**$ 276,628**	**$ 232,096**

[1] Advertising revenue by category in 2022 reflects an updated method of disaggregation. Prior-period amounts have not been updated as it is impracticable to do so, given certain historical information was not available.

11
22
Yelp Q1 2022

Ye lp Q 1 20 22 12 22 Operating expenses, Net loss & Adjusted EBITDA Cost of revenue (exclusive of depreciation and amortization) was $23 million in the first quarter of 2022, up 58% from the first quarter of 2021. The increase was primarily driven by higher website infrastructure expenses resulting from increased traffic, higher advertising fulfillment costs driven primarily by the expansion of Yelp Audiences, and higher merchant credit card processing fees associated with increased Advertising revenue. Sales and marketing expenses were $126 million in the first quarter of 2022, up 12% from the first quarter of 2021. The increase was driven by higher marketing and advertising costs, primarily reflecting our investment in consumer marketing, as well as an increase in employee costs, including commissions and bonuses, due to higher average sales headcount compared to the prior-year period. These increases were partially offset by a decrease in workplace operating costs due to reductions in our amount of leased office space, which began at the end of the first quarter of 2021. Product development expenses were $81 million in the first quarter of 2022, up 19% from the first quarter of 2021, primarily driven by an increase in employee costs, including bonuses as well as stock-based compensation, due to higher average headcount. General and administrative expenses were $39 million in the first quarter of 2022, up 24% from the first quarter of 2021, primarily driven by an increase in provision for doubtful accounts due to the increase in Advertising revenue and an increase in employee costs due to higher average headcount. Total costs and expenses were $281 million in the first quarter of 2022, up 17% from $241 million in the first quarter of 2021. COR % of Revenue 1Q21 1Q22 6% 8% S&M % of Revenue 1Q21 1Q22 49% 46% PD % of Revenue 1Q21 1Q22 29% 29% G&A% of Revenue 1Q21 1Q22 14% 14%

Ye lp Q 1 20 22 13 22 Benefit from income taxes was $3 million in the first quarter of 2022, compared to $2 million in the first quarter of 2021. The increase in the benefit from income taxes in 2022 was primarily due to the positive annual effective tax rate estimated for 2022 applied to a quarterly loss, compared to a negative annual effective tax rate for 2021 applied to a larger quarterly loss in the year-ago period, which was offset by discrete tax benefits in the period related to stock-based compensation. Net loss was ($1) million in the first quarter of 2022 compared to Net loss of ($6) million in the first quarter of 2021. Diluted net loss per share was ($0.01) in the first quarter of 2022, an improvement from ($0.08) in the first quarter of 2021, reflecting the decrease in Net loss. Adjusted EBITDA was $48 million in the first quarter of 2022, a 10% increase from $44 million in the first quarter of 2021. Adjusted EBITDA margin decreased to 17% in the first quarter of 2022 from 19% in the first quarter of 2021. Balance sheet and cash flow At the end of March 2022, we held $465 million in Cash and cash equivalents on our condensed consolidated balance sheet, with no debt. Net loss +84% 1Q21 1Q22 -$6M -$1M M ar gi n Adjusted EBITDA 19% 17% 1Q21 1Q22 $44M $48M +10%

Business Outlook

Yelp's first quarter results demonstrate a great start to the year, highlighting the strength of our broad-based advertising model amid a volatile macro environment. **In the second quarter, we anticipate Net revenue will increase from the first quarter to be in the range of $280 to $290 million as our initiatives stack.** In addition, following strength in the first quarter, we currently expect **Net revenue to come in towards the higher end of our previously disclosed outlook range of $1.16 to $1.18 billion for the full year.**

We continue to see attractive long-term growth opportunities and plan to further invest in product development and marketing in the second quarter. As such, **we expect second quarter Adjusted EBITDA to be relatively flat compared to the first quarter and in the range of $45 million to $55 million.** We also anticipate Adjusted EBITDA will meaningfully increase in the second half of the year and currently continue to expect a range of $260 to $280 million in 2022.

Our GAAP tax rate is impacted by a number of factors that are not in our direct control and that are subject to quarterly variability, which limits our visibility into the applicable rate for future fiscal periods. While we currently continue to expect our GAAP tax rate for 2022 to be a substantial positive rate, — potentially exceeding our previous estimate of 38% — we do not plan to provide regular updates to our estimate given the uncertainty inherent in it as a result of these factors.

	Second Quarter 2022	Full Year 2022
Net revenue	$280M-$290M	$1.16B-$1.18B
Adjusted EBITDA*	$45M-$55M	$260M-$280M
Stock-based compensation expense as a % of Net revenue	~14%	~13%
Depreciation and amortization as a % of Net revenue	~4%	~4%

*Yelp has not reconciled its Adjusted EBITDA outlook to GAAP Net income (loss) because it does not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other income, net and Provision for (benefit from) income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because Yelp cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Net Revenue Outlook


$1.03B
$1.16B-$1.18B
2021
2022E

Adjusted EBITDA Outlook


$246M
$260M-$280M
2021
2022E

14 / 22
Yelp Q1 2022

Ye lp Q 1 20 22 15 22 Quarterly Earnings Webcast Yelp will host a live webcast today at 2:00 p.m. PST to discuss the first quarter 2022 financial results and outlook for the second quarter and full year of 2022. The webcast can be accessed on the Yelp Investor Relations website at yelp-ir.com. A replay of the webcast will be available at the same website. About Yelp Yelp Inc. (www.yelp.com) connects people with great local businesses. With trusted local business information, photos and review content, Yelp provides a one-stop local platform for consumers to discover, connect, and transact with local businesses of all sizes by making it easy to request a quote, join a waitlist, and make a reservation, appointment, or purchase. Yelp was founded in San Francisco in July 2004.

Ye lp Q 1 20 22 16 22 Condensed Consolidated Balance Sheets (In thousands; unaudited) March 31, 2022 December 31, 2021 Assets Current assets: Cash and cash equivalents $ 465,121 $ 479,783 Accounts receivable, net 111,762 107,358 Prepaid expenses and other current assets 60,458 57,536 Total current assets 637,341 644,677 Property, equipment and software, net 83,138 83,857 Operating lease right-of-use assets 132,029 140,785 Goodwill 104,317 105,128 Intangibles, net 10,020 10,673 Restricted cash 794 858 Other non-current assets 77,267 64,550 Total assets $ 1,044,906 $ 1,050,528 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable and accrued liabilities $ 146,283 $ 119,620 Operating lease liabilities — current 41,130 40,237 Deferred revenue 8,218 4,156 Total current liabilities 195,631 164,013 Operating lease liabilities — long-term 117,398 127,979 Other long-term liabilities 7,528 7,218 Total liabilities 320,557 299,210 Stockholders’ equity: Common stock — — Additional paid-in capital 1,547,337 1,522,572 Treasury stock (2,886) — Accumulated other comprehensive loss (11,903) (11,090) Accumulated deficit (808,199) (760,164) Total stockholders’ equity 724,349 751,318 Total liabilities and stockholders’ equity $ 1,044,906 $ 1,050,528

Ye lp Q 1 20 22 17 22 Condensed Consolidated Statements of Operations (In thousands, except per share data; unaudited) Three Months Ended March 31, 2022 2021 Net revenue $ 276,628 $ 232,096 Costs and expenses: Cost of revenue1 23,429 14,874 Sales and marketing1 126,097 112,909 Product development1 80,685 67,992 General and administrative1 39,383 31,861 Depreciation and amortization 11,490 13,083 Restructuring — 20 Total costs and expenses 281,084 240,739 Loss from operations (4,456) (8,643) Other income, net 929 705 Loss before income taxes (3,527) (7,938) Benefit from income taxes (2,612) (2,142) Net loss attributable to common stockholders $ (915) $ (5,796) Net loss per share attributable to common stockholders: Basic $ (0.01) $ (0.08) Diluted $ (0.01) $ (0.08) Weighted-average shares used to compute net loss per share attributable to common stockholders: Basic 71,639 75,245 Diluted 71,639 75,245 1Includes stock-based compensation expense as follows: Three Months Ended March 31, 2022 2021 Cost of revenue $ 1,305 $ 1,108 Sales and marketing 8,655 8,397 Product development 23,125 20,753 General and administrative 7,975 8,987 Total stock-based compensation $ 41,060 $ 39,245

Ye lp Q 1 20 22 18 22 Condensed Consolidated Statements of Cash Flows (In thousands; unaudited) Three Months Ended March 31, 2022 2021 Operating Activities Net loss $ (915) $ (5,796) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 11,490 13,083 Provision for doubtful accounts 7,562 3,289 Stock-based compensation 41,060 39,245 Noncash lease cost 8,453 10,779 Deferred income taxes (11,074) (2,406) Amortization of deferred cost 4,039 3,401 Other adjustments, net 248 14 Changes in operating assets and liabilities: Accounts receivable (11,968) (3,639) Prepaid expenses and other assets (7,494) 491 Operating lease liabilities (9,492) (6,871) Accounts payable, accrued liabilities and other liabilities 27,994 7,341 Net cash provided by operating activities 59,903 58,931 Investing Activities Purchases of property, equipment and software (6,636) (6,005) Other investing activities 61 29 Net cash used in investing activities (6,575) (5,976) Financing Activities Proceeds from issuance of common stock for employee stock-based plans 540 6,049 Taxes paid related to the net share settlement of equity awards (18,487) (16,803) Repurchases of common stock (50,006) (49,528) Net cash used in financing activities (67,953) (60,282) Effect of exchange rate changes on cash, cash equivalents and restricted cash (101) 68 Change in cash, cash equivalents and restricted cash (14,726) (7,259) Cash, cash equivalents and restricted cash — Beginning of period 480,641 596,540 Cash, cash equivalents and restricted cash — End of period $ 465,915 $ 589,281

Ye lp Q 1 20 22 19 22 Three Months Ended March 31, 2022 2021 Reconciliation of Net Loss to Adjusted EBITDA: Net loss $ (915) $ (5,796) Benefit from income taxes (2,612) (2,142) Other income, net (929) (705) Depreciation and amortization 11,490 13,083 Stock-based compensation 41,060 39,245 Restructuring — 20 Adjusted EBITDA $ 48,094 $ 43,705 Net revenue $ 276,628 $ 232,096 Net loss margin — % (2) % Adjusted EBITDA margin 17% 19 % Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except percentages; unaudited)

Key Financial and Operational Metrics (In thousands, except for percentages; unaudited)

	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22
Advertising Revenue by Category[1]													
Services[2]	$116,290	$124,098	$134,840	$137,501	$133,082	$109,583	$133,467	$138,887	$140,687	$152,522	$157,319	$157,242	$160,263
Restaurants, Retail & Other[3]	$110,743	$113,744	$118,258	$121,451	$107,011	$52,650	$77,700	$83,735	$81,300	$92,439	$99,511	$104,205	$102,974
Total Advertising Revenue	$227,033	$237,842	$253,098	$258,952	$240,093	$162,233	$211,167	$222,622	$221,987	$244,961	$256,830	$261,447	$263,237
Paying Advertising Locations by Category[4]													
Services[2]	233	224	231	235	232	204	218	224	224	234	231	219	223
Restaurants, Retail & Other[3]	296	325	332	330	330	174	289	296	279	294	304	309	323
Total Paying Advertising Locations	529	549	563	565	562	378	507	520	503	528	535	528	546
Year-over-Year Percentage Change in Ad Clicks & Average CPC													
Ad Clicks[5]	20%	42%	42%	33%	3%	-51%	-25%	-22%	-8%	87%	28%	14%	4%
Average CPC[6]	-9%	-25%	-22%	-16%	3%	35%	5%	4%	-3%	-20%	-1%	7%	17%

[1] In 2021, the Company updated its method of disaggregating advertising revenue by category. Prior period amounts have not been updated as it is impracticable to do so, given certain historical information was not available. See our most recent annual Report on Form 10-K for more information.

[2] Includes Home, Local, Auto, Professional, Pets, Real Estate, Financial and Event Services categories

[3] Includes Restaurants, Shopping, Beauty & Fitness, Health and Other categories

[4] On a monthly average basis

[5] Ad clicks represent user interactions with our pay-for-performance advertising products, including clicks on advertisements on our website and mobile app, clicks on syndicated advertisements on third-party platforms, and Request-a-Quote submissions. Ad clicks do not include user interactions with ads sold through our advertising partnerships.

[6] We define Average CPC as revenue from our performance-based ad products — excluding revenue from our advertising partnerships as well as certain revenue adjustments that do not impact the outcome of an auction for an individual ad click, such as refunds — divided by the total number of ad clicks for a given period.

More information about the Company, including the Company's Key Operational and Financial Metrics definitions can be found in the Company's most recent Quarterly or Annual Report filed with the SEC, available at www.yelp-ir.com or the SEC's website at www.sec.gov.

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Yelp Q1 2022

Ye lp Q 1 20 22 Non-GAAP Financial Measures This letter and statements made during the above referenced webcast may include information relating to Adjusted EBITDA and Adjusted EBITDA margin, each of which is a "non-GAAP financial measure." We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as restructuring costs. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. Adjusted EBITDA, which is not prepared under any comprehensive set of accounting rules or principles, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, Adjusted EBITDA should not be viewed as a substitute for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are: > although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements; > Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp's working capital needs; > Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp; > Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp; > Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as restructuring costs; and > other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, net income (loss) and Yelp’s other GAAP results. Forward-Looking Statements This letter contains, and statements made during the above-referenced webcast will contain, forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on Yelp’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding: > Yelp’s expected financial results for the second quarter and full year 2022; > Yelp’s confidence in its ability to deliver on its plan to drive profitable growth in 2022; > Yelp’s belief in the opportunity for further recovery in Advertising revenue from RR&O businesses; > Yelp’s product investment priorities for 2022; > Yelp’s assessment of opportunities to improve the end-to-end Request-a-Quote experience; > Yelp’s belief that its broad-based local ad platform and dynamic auction system are well equipped to respond to shifts in consumer demand across categories and position Yelp well to deliver on its plan for the year and drive shareholder value over the long term; > Yelp’s belief that bringing the user experience on its Android app to parity with the iOS experience presents an opportunity to drive greater levels of user engagement and monetization as well as its expectation that the improved consumer experience will also improve the return on its marketing investments; > Yelp’s assessment of opportunities to drive significant returns and shareholder value over the long term; > Yelp’s plans to continue prioritizing investments that it believes will drive profitable growth over the long term, including product development and marketing; > Yelp’s plans to continue repurchases under its stock repurchase program; > Yelp’s expectation that Adjusted EBITDA will meaningfully increase in the second half of the 2022; and > Yelp’s expectations regarding its GAAP tax rate for 2022. 21 22

Ye lp Q 1 20 22 Yelp’s actual results could differ materially from those predicted or implied by such forward-looking statements and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: > fluctuations in the number of COVID-19 cases and the spread of COVID-19 variants, the vaccination rate in the United States, any reimposition of COVID-19-related public health restrictions, and the pace of the economic recovery in local economies and the United States generally; > the impact of fears or actual outbreaks of disease, including COVID-19 and any variants thereof, and any resulting changes in consumer behavior, economic conditions or governmental actions; > maintaining and expanding Yelp’s base of advertisers, particularly as many businesses continue to face macroeconomic challenges, such as labor and supply chain difficulties; > Yelp’s ability to continue to effectively operate with a primarily remote work force and attract and retain key talent; > Yelp’s limited operating history in an evolving industry; > Yelp’s ability to generate and maintain sufficient high-quality content from its users; > potential strategic opportunities and Yelp’s ability to successfully manage the acquisition and integration of new businesses, solutions or technologies, as well as to monetize the acquired products, solutions or technologies; > Yelp’s reliance on traffic to its website from search engines like Google and Bing and the quality and reliability of such traffic; > maintaining a strong brand and managing negative publicity that may arise; and > Yelp’s ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q at www.yelp-ir.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this letter or the above-referenced webcast, which are based on information available to Yelp on the date hereof. Such forward-looking statements do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. Yelp assumes no obligation to update such statements. 22 22